Exhibit (10)(uu)

MARSHALL & ILSLEY CORPORATION

AMENDED AND RESTATED

1994 LONG-TERM INCENTIVE PLAN FOR EXECUTIVES

as of December 15, 2005

1. PURPOSE OF THE PLAN.

The purpose of the Plan is to promote the best interests of Marshall & Ilsley Corporation and enhance shareholder value by attracting and retaining key personnel and providing such employees with an incentive to put forth maximum effort for the continued success and growth of the Company.

2. DEFINITIONS.

(a) “Account” shall mean the account established and administered for the benefit of a Participant under the Plan if the Participant is awarded Units.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Committee” shall mean the Committee referenced in Paragraph 3 of the Plan.

(d) “Company” shall mean Marshall & Ilsley Corporation, a Wisconsin corporation.

(e) “Disability” shall mean long-term disability as defined in the Company’s long-term disability plan, as the same may be amended from time to time.

(f) “Early Retirement” shall mean termination of employment with the Company, or a Subsidiary, but only if the following requirements are met: (i) the Participant is age 55 or older and the sum of his age plus years of service with the Company or a Subsidiary equals or exceeds 65, (ii) the Participant executes an agreement regarding confidentiality, non-competition, non-solicitation and/or non-disparagement in the form presented to him by the Company, and (iii) the Participant executes a release of employment-related claims after termination of employment in the form presented to him by the Company, and does not revoke said release during the applicable rescission period.

(g) “Employees” shall mean those individuals who are executive officers or senior managers of the Company or its Subsidiaries.

(h) “Market Price” shall mean the closing sale price of a Share on the New York Stock Exchange as reported in the Midwest Edition of the Wall Street Journal, or such other market price as the Committee may determine in conformity with pertinent law and regulations of the Treasury Department.

(i) “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(j) “Participant” shall mean an Employee designated by the Committee to be a participant in the Plan.

(k) “Plan” shall mean the Amended and Restated 1994 Long-Term Incentive Plan for Executives of the Company.

(l) “Share” or “Shares” shall mean the $ 1.00 par value common stock of the Company.

(m) “Subsidiary” shall mean any corporation, partnership, limited liability company or other business entity which, directly or indirectly through one or more intermediaries, is controlled by the Company. The term “control” means the power, directly or indirectly, to vote 50% or more of the securities which have ordinary voting power in the election of directors (or individuals filling any analogous positions).

(n) “Triggering Event” shall mean the first to occur of the following:

(i) The acquisition by any individual, entity or “group” (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of thirty-three percent (33%) or more of either (A) the then outstanding shares of common stock of the Company (the “Outstanding Company Common Stock”) or (B) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the “Outstanding Company Voting Securities”); provided, however, that the following acquisitions of common stock shall not constitute a Triggering Event: (A) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege or by one person or a group of persons acting in concert), (B) any acquisition by the Company, (C) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (D) any acquisition by any corporation pursuant to a reorganization, merger, statutory share exchange or consolidation which would not be a Triggering Event under paragraph (iii) of this Section 2(m); or

(ii) Individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened “election contest” or other actual or threatened “solicitation” (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) of proxies or consents by or on behalf of a person other than the Incumbent Board; or

(iii) Consummation of a reorganization, merger, statutory share exchange or consolidation, unless, following such reorganization, merger, statutory share exchange or consolidation, (A) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger, statutory share exchange or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger, statutory share exchange or consolidation, (B) no person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger, statutory share exchange or consolidation and any person beneficially owning, immediately prior to such reorganization, merger, statutory share exchange or consolidation, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation or the combined voting power of the then outstanding voting securities of such corporation, entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger, statutory share exchange or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

(iv) Consummation of (A) a complete liquidation or dissolution of the Company or (B) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (1) more than two-thirds (2/3) of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (2) no person (excluding the Company and any employee benefit plan (or related trust) of the Company or such corporation and any person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, thirty-three percent (33%) or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, thirty-three percent (33%) or more of, respectively, the then outstanding shares of common stock of such corporation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

(o) “Unit” shall mean a bookkeeping entry used by the Company to record and account for the grant of an award under the Plan denominated in Shares until such time as the award is paid, cancelled, forfeited or terminated, as the case may be.

3. ADMINISTRATION OF THE PLAN.

(a) The Plan shall be administered by the Compensation and Human Resources Committee of the Board of Directors of the Company. The Committee shall consist of not less than three members of the Board of Directors of the Company and shall be so constituted as to permit the Plan to comply with Rule 16b-3 under the 1934 Act, as such rule is currently in effect or as hereafter modified or amended, Section 162(m) of the Code, or any successor rule or other statutory or regulatory requirements.

(b) The Committee shall have sole authority in its discretion, but always subject to the express provisions of the Plan, to determine the Employees who will be Participants; the number of Units which will be credited to each Account in the case of Employees who are awarded Units; the dollar amounts to be earned by certain Employees of a Subsidiary or division of the Company upon the attainment of performance goals tied to the performance of the employing Subsidiary or division of the Company; the performance criteria for earning the Units credited to each Account, or dollar amounts in the case of Employees of a Subsidiary or division of the Company; and the period of time to which the performance criteria will be applied. The Committee shall have sole authority in its discretion to interpret the plan; to prescribe, amend and rescind rules and regulations pertaining to the Plan; to determine the terms and provisions of the respective awards to Participants; and to make all other determinations and interpretations deemed necessary or advisable for the administration of the Plan. The Committee’s determination of the foregoing matter shall be conclusive and binding on the Company, all Employees, all Participants and all other persons.

4. ELIGIBILITY.

Only Employees shall be eligible to be Participants under the Plan. In determining which Employees will be Participants and the amount of the award hereunder, the Committee may take into account the nature of the services rendered by the respective Employees, their present and potential contributions to the success of the Company, its Subsidiaries or divisions, and other such factors as the Committee in its discretion shall deem relevant. In all events, awards made to the Chairman of the Board, Chief Executive Officer, Chief Operating Officer or Chief Financial Officer of the Company will be denominated in terms of Units. An Employee who has been granted an award under the Plan may be granted additional awards under the Plan if the Committee shall so determine. The Company shall effect the granting of awards hereunder in such manner as the Committee determines. No award may be granted under the Plan to a member of the Committee. In addition, any payment made to an Employee of a Subsidiary or division that is tied to the performance of that Subsidiary or division and, at the time of the grant was denominated in cash, shall not exceed a maximum of $1,000,000 for each award period.

5. ESTABLISHMENT OF ACCOUNTS.

The Company shall establish on its books of account a separate Account for each Participant awarded Units, which shall be used for the purpose of determining the compensation to which such Participant from time to time may be entitled hereunder. There shall be recorded in such Participant’s Account the number of Units from time to time credited to the Participant by the Committee or pursuant to Paragraph 8 hereof. In no event will more than 3,000,000 Units, subject to adjustment under Paragraph 10 hereof, be granted under the Plan (excluding Units credited in lieu of dividends under Paragraph 8 hereof). No more that 600,000 Units will be granted to any one individual (again excluding Units credited in lieu of dividends and subject to adjustment under Paragraph 10) during the term of the Plan. Accounts shall be maintained solely for accounting purposes, and no assets of the Company shall be segregated or subject to any trust for any Participant’s benefit by reason of the establishment of the Participant’s Account. In addition, no Participant shall acquire any rights as a shareholder of the Company, including the right to vote with respect to any matter before the shareholders of the Company or to receive dividends payable on the common stock, or, except as is specifically provided otherwise herein, any other rights, by reason of the establishment of the Participant’s Account.

6. PERFORMANCE CRITERIA.

The Committee shall establish performance criteria which will govern whether and to what extent Participants will receive a pay-out of their Accounts, or, in the case of certain Employees of a Subsidiary or a division of the Company, the dollar amount, if any, to be paid to such Participant. The criteria among which the Committee may choose in establishing performance criteria are one or more of earnings per share, net income, revenues, return on average assets, return on average equity, total shareholder return or cost control of the Company and/or one or more of its Subsidiaries, divisions, or any other entity in which the Company owns more than 50% of the interests entitled to vote. The length of the performance period, the performance objectives to be achieved during the performance period (including defining the above terms, and if deemed appropriate, the exclusion of extraordinary items or any other adjustments considered proper), and the measure of whether and to what degree such objectives have been attained shall be conclusively determined by the Committee. No payment of awards under this Plan shall be made until the Committee certifies that the performance criteria to which such awards were subject have been met. Even though the performance criteria have been met, the Committee expressly reserves the right to reduce or eliminate entirely any award if it determines it is in the best interests of the Company to do so.

7. PAYMENT OF AWARDS.

Awards earned under the Plan will be paid in cash. If all or any portion of a Participant’s award is not deductible by the Company for federal income tax purposes because of limitations contained in Section 162(m) of the Code, the Committee may, in its sole discretion, require that the nondeductible portion be deferred to the Company’s Executive Deferred Compensation Plan. In addition, if the timing of the payment of an award would result in a Participant being subject to a penalty under Section 409A of the Code, the payments shall be delayed for the minimum amount of time required to avoid such penalty. The Participant shall receive interest on the delayed payment at a taxable money market rate as determined by the Committee in its sole discretion, or, if such money is held in a Rabbi Trust, the Participant shall receive interest equal to the amount earned on the funds while they were held by the Rabbi Trust.

8. DIVIDENDS AND DIVIDEND EQUIVALENTS.

At such time as dividends are paid on Shares, an Account of a Participant shall be credited with that number of additional Units equal to the product of (a) the number of Units then in the Account times (b) the amount of the dividend per Share divided by (c) the Market Price of a Share on the date a dividend is paid.

9. TERMINATION OF EMPLOYMENT.

(a) Any Participant whose employment with the Company, a Subsidiary or division is terminated due to retirement on or after such Participant’s normal retirement date (as defined in the M&I Retirement Program or any successor thereto), Early Retirement or Disability, shall continue as a Participant in the Plan as to awards previously made (and any dividends or dividend equivalents earned in connection therewith), but shall not be entitled to any new awards after the date of retirement, early retirement or long-term disability.

(b) Any Participant whose employment with the Company, a Subsidiary or division is terminated due to or death or any Participant who dies after Retirement, as defined in subparagraph (a), above, Early Retirement or Disability, but while he still is a Participant in the Plan, shall continue as a Participant in the

Plan as to awards previously made (and any dividends or dividend equivalents earned in connection therewith) until the close of the calendar year in which the Participant dies, unless the Committee decides to provide otherwise at the time an award is made. In such cases, the Committee will determine if and to what extent the performance criteria it established have been met as of the close of the calendar year. Based on this determination, a Participant, or, in the case of death, his beneficiary as determined pursuant to Paragraph 12, hereof, shall receive a prorated award within 90 days of the end of the calendar year based on a fraction, the numerator of which is the number of days from the beginning of the award period to the date of death or disability and the denominator of which is the total number of days in the award period.

(c) If a Participant’s employment is terminated for any reason other than those specified in subparagraphs (a) and (b), above, his participation in the Plan shall immediately cease and he shall not be entitled to any award under the Plan, unless the Committee, in its sole discretion, determines otherwise.

(d) Notwithstanding the foregoing, if (i) a Participant’s employment is terminated as a result of, or in anticipation of, a Triggering Event, or (ii) a Participant’s employment is not terminated, but a Triggering Event occurs, a Participant shall receive an amount equal to the amount he would be entitled to receive at the close of the performance period based on the extent to which the performance criteria set by the Committee have been met as of the date of the Triggering Event, unless the Committee decides to provide otherwise at the time an award is made. Payment of the amount to which the Participant is entitled hereunder shall be made within 30 days after the occurrence of the Triggering Event. Notwithstanding the foregoing, if the timing of the payment of an award would result in a Participant being subject to a penalty under Section 409A of the Code, the payments shall be delayed for the minimum amount of time required to avoid such penalty. The Participant shall receive interest on the delayed payment at a taxable money market rate as determined by the Committee in its sole discretion, or, if such money is held in a Rabbi Trust, the Participant shall receive interest equal to the amount earned on the funds while they were held by the Rabbi Trust.

(e) The Plan does not confer upon any Participant any right with respect to continuation of employment by the Company, a Subsidiary or division, nor shall it interfere in any way with the right of the Company, any Subsidiary or a division to terminate any Participant’s employment at any time.

10. ADJUSTMENT PROVISIONS.

If the Company shall effect a subdivision or consolidation of Shares or other capital readjustment, the payment of a stock dividend, or other increase or reduction in the number of Shares outstanding, or shall effect a spin-off, split-off, or other distribution of assets to shareholders, without receiving consideration therefor in money, services or property, the number of Units in each Account and the number of Shares available for payment of awards hereunder shall be appropriately adjusted by the Committee.

11. NONASSIGNABILITY.

No Accounts or any payment under the Plan shall be subject in any manner to alienation, anticipation, sale, transfer (except by will or the laws of descent and distribution), assignment, pledge, or encumbrance. Any attempt to alienate, sell, transfer, assign, pledge or otherwise encumber any Account or any payment under the Plan shall be void and of no legal effect.

12. BENEFICIARY DESIGNATION.

If a Participant dies prior to the distribution to him of all amounts payable to him under the Plan, the amounts otherwise distributable to the Participant if living, shall be distributed to his designated beneficiary or beneficiaries. All beneficiary designations shall be made in the form prescribed by the Committee from time to time and shall be delivered to the Secretary of the Company. If there is no effective beneficiary designation on file at the time of the Participant’s death, distribution of amounts otherwise payable to the deceased Participant under the Plan shall be made to his Estate. If the beneficiary designated by the Participant shall survive the Participant but die before receiving all distributions hereunder, all amounts otherwise payable to the deceased beneficiary shall be paid to such deceased beneficiary’s Estate unless the Participant’s beneficiary designation provides otherwise. The Company shall have no responsibility with respect to the validity of any beneficiary designation made by a Participant and shall be fully protected if it acts thereon in good faith.

13. TAXES.

The Company shall be entitled to pay or withhold the amount of any tax which it believes is required as a result of the payment of any amounts under the Plan, and the Company may defer making payments hereunder until arrangements satisfactory to it have been made with respect to any such withholding obligations. The Company shall have the right to rely on a written opinion of legal counsel, which may be independent legal counsel or legal counsel regularly employed by the Company, if any question should arise as to the payment or withholding of taxes.

14. EFFECTIVENESS OF THE PLAN.

The Plan became effective upon approval by the Company’s Executive Compensation Committee and Board of Directors on March 30, 1994, subject to ratification of the Plan by the vote of the holders of a majority of the Shares present or represented and entitled to vote at an annual or special meeting of the Company duly called and held which vote was received on August 23, 1994. An initial set of amendments hereto were approved by the Board of Directors on February 12, 1998, subject to approval at the April 28, 1998 Annual Meeting of shareholders, which approval was obtained. An additional set of amendments hereto were approved by the

Board of Directors on February 20, 2003, subject to approval at the April 22, 2003 Annual Meeting of shareholders. If shareholder approval is not obtained, any awards previously made at the December 19, 2002 meeting of the Committee will be void and of no further effect.

15. TERMINATION AND AMENDMENT.

The Plan may be terminated, modified or amended by the Company’s Board of Directors, provided, however, that any modification or amendment which would, under applicable law or other regulatory provisions require shareholder approval and any amendment to increase the number of Units available for grant under the Plan shall be subject to shareholder approval and provided, further, that no termination, modification or amendment of the Plan may, without the consent of a Participant, adversely affect the rights of such Participant in any outstanding award, other than a termination because the requisite shareholder approval is not obtained. In such event, any awards made subject to the consent of the shareholders shall be void and of no further effect.

16. GOVERNING LAW.

The Plan shall be construed, administered and governed in all respects under and by the applicable laws of the State of Wisconsin, without regard to its conflicts of law provisions.